UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2011

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 14, 2011, Bimini Capital Management, Inc. (the “Company” or “Bimini”) held its Annual Stockholders’ Meeting in Vero Beach, Florida.  Due to the significant number of broker non-votes relating to Proposal 2, the meeting was adjourned with respect to Proposal 2 until 4:00 p.m., local time, on July 12, 2011, at the Company’s offices at 3305 Flamingo Drive, Vero Beach, Florida 32963.  At the stockholders’ meeting on July 12, 2011, the meeting was further adjourned until Friday, August 12, 2011 at 4 p.m. local time at the Company’s offices at 3305 Flamingo Drive, Vero Beach, Florida 32963.  The meeting will be re-convened at that time to determine whether sufficient votes have been cast to approve the Proposal 2 relating to the 2011 Plan.

Stockholders who have not yet voted on the proposal to approve the 2011 Plan are encouraged to do so promptly.  For stockholders who have voted on this proposal, no additional action is required.  Proxies may be submitted or revoked any time prior to August 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2011	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer